MARK BAILEY & Company Ltd.
Certified Public Accountants
Management Consultants
www.markbaileyco.com

Reno Office:
1495 Ridgeview Drive. Ste 200
Reno Nevada 89519-6634

phone: 775/332.4200
fax: 775/332.4210

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated March 31, 2008, accompanying the consolidated financial statements in this Form 10-K as of December 31, 2008, and for the year then ended.

/s/ Mark Bailey & Company, Ltd.
Mark Bailey & Company, Ltd.

Reno, Nevada